Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (File Nos. 333-264008 and 333-278077), Form S-3 (File Nos. 333-275821 and 333-278472), and Form S-1 (File Nos. 333-275061 and 333-265095) of The Cannabist Company Holdings Inc. (the “Company”) of our report dated March 17, 2025 relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PKF O’Connor Davies, LLP

New York, New York
March 17, 2025

4923-1285-2518\1